united states

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2013

Astoria Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b). Departure of Certain Officers.

Astoria Financial Corporation announced today that Gary M. Honstedt, Executive Vice President of Astoria Financial Corporation (the “Company”) and Executive Vice President and Managing Director of the Multi-Family/Commercial Real Estate Services Group of Astoria Federal Savings and Loan Association (the “Association”), has entered into an agreement with the Company and the Association pursuant to which he has resigned as an officer and employee of both organizations effective June 30, 2013 and has become a consultant to both organizations effective July 1, 2013. Under this consulting agreement, the Association will pay him $475,000 annually for his consulting services through December 31, 2015.

A copy of the consulting agreement described herein is attached as an exhibit to this Form 8-K and is incorporated by reference herein. The description of the consulting agreement set forth above is subject in its entirety to the terms of such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 is a consulting agreement between and among Astoria Financial Corporation, Astoria Federal Savings and Loan Association and Gary M. Honstedt dated as of June 3, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTORIA FINANCIAL CORPORATION

By:	/s/ Thomas E. Lavery
Thomas E. Lavery Senior Vice President and General Counsel

Dated: July 1, 2013

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Consulting Agreement between and among Astoria Financial Corporation, Astoria Federal Savings and Loan Association and Gary M. Honstedt, dated as of June 3, 2013.